UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 June 30, 2006

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	001-31744	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

(a)           On June 30, 2006, Mentor Corporation (the "Company") approved a consulting agreement (the "Consulting Agreement") for Mr. David Adornetto, the Company's prior Vice President, Operations, effective as of July 14, 2006.  The terms of Mr. Adornetto's consulting agreement are as follows:

i.            Mr. Adornetto will continue the process of negotiating a licensing agreement with a potential strategic alliance partner by providing reasonable business efforts in negotiating the agreement in accordance with a non-binding letter of intent between the Company and the potential licensor.  Mr. Adornetto will coordinate all efforts in this process, including the efforts of outside legal counsel and inside Company personnel and will provide regular updates on the progress of the licensing agreement.

ii.           The Consulting Agreement will have a term of five (5) months commencing on July 14, 2006 and may be extended by mutual agreement of the parties.

iii.          The Company will pay Mr. Adornetto a lump sum payment of $600,000 payable on January 1, 2007 for his consulting services.  In addition, Mr. Adornetto will receive $200 per hour for any work performed in excess of five (5) hours per week during the term of the Consulting Agreement, but in no event will Mr. Adornetto's maximum daily fee exceed $1,500.  The Company will reimburse Mr. Adornetto's reasonable travel and other expenses incurred in an effort to accomplish the negotiated licensing agreement.

iv.          Mr. Adornetto's restricted stock and stock options will continue to vest without interruption through the term of the Consulting Agreement pursuant to Mr. Adornetto's applicable restricted stock and stock option agreements.

v.           The Consulting Agreement provides that in the event of Mr. Adornetto's death or disability, all amounts owed to Mr. Adornetto will be paid to him or his heirs regardless of the status of negotiations.

vi.          Mr. Adornetto will be required to protect the Company's confidential information.

vii.         Mr. Adornetto will refrain from any business competition during the term of the Consulting Agreement and for six (6) months after termination of the Consulting Agreement.

A copy of Mr. Adornetto's Consulting Agreement is attached hereto as Exhibit 10.1 and the prior description is qualified entirely by such agreement, which is deemed incorporated by reference herein.

(b)           On June 30, 2006, the Company approved a mutual release of all claims agreement (the "Release Agreement") for David Adornetto, the Company's former Vice President, Operations, following his resignation with the Company.

Pursuant to the terms of Mr. Adornetto's Release Agreement, he will receive in consideration for the mutual release, a severance payment of $200,000 payable in a lump sum on July 14, 2006.  Mr. Adornetto will not be entitled to any benefits under his previous employment agreement with the Company.  Mr. Adornetto on behalf of himself, his agents, heirs, executors, administrators and assigns expressly agreed to release the Company and its successors and assigns from any and all claims based upon acts or events that occurred on or before June 30, 2006.  The Company released and discharged Mr. Adornetto from any and all claims, demands, liens, contracts, covenants, obligations, actions, suits, causes of action and costs arising out of Mr. Adornetto's prior employment with the Company.  The release will have no effect on any consulting agreements entered into or negotiated with the Company.

A copy of Mr. Adornetto's Release Agreement is attached hereto as Exhibits 10.2 and the prior description is qualified entirely by such agreements, which are deemed incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement dated June 30, 2006 between Mentor Corporation and David Adornetto
10.2	Mutual Release of Claims between Mentor Corporation and David Adornetto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2006		MENTOR CORPORATION

	By:	/s/JOSHUA H. LEVINE
	Name: Title:	Joshua H. Levine President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Consulting Agreement dated June 30, 2006 between Mentor Corporation and David Adornetto
10.2	Mutual Release of Claims between Mentor Corporation and David Adornetto